Exhibit 99.1

Orange 21 Reports Second Quarter Results

CARLSBAD, CA. August 11, 2005, Orange 21 Inc. (NASDAQ: ORNG)

•                  Second quarter revenues of $10.4 million, a 36% year-over-year increase

•                  Second quarter EPS of $0.04 compared to a loss per share of $0.02 in the second quarter of 2004

Orange 21 Inc., a leading developer of brands that produce premium optical products, today announced financial results for the three months ended June 30, 2005.

The Company’s net sales for the second quarter of 2005 were $10.4 million compared to $7.6 million in the second quarter of 2004, an increase of 36%.  The Company reported net income for the second quarter of 2005 of approximately $362,000 versus a net loss of approximately $84,000 in the second quarter of 2004.  Earnings per diluted share for the second quarter were $0.04 on approximately 8.2 million average shares outstanding compared to a loss per share of $0.02 on approximately 4.5 million average shares outstanding in the same period a year ago.

Cash, cash equivalents, and short term investments at June 30, 2005, totaled $11.6 million.

“We are pleased with our results for second quarter 2005, particularly our strong sales growth of 36% year-over-year,” said Barry Buchholtz, Chief Executive Officer.  “We believe this demonstrates the increased awareness of our brands achieved through the execution of the strategic initiatives we have put in place.  We look forward to taking this momentum into the second half of the year. We will continue to work on expanding global distribution, improving service levels, and developing innovative sales and marketing programs that reach our target audience and drive our business.”

Updated 2005 Guidance

In accordance with the Company’s policy to provide periodic earnings guidance, it remains comfortable with its previous annual revenue guidance of 25% - 30% growth and the current annual consensus estimate of $0.16 EPS.  However, the Company believes sales will be more heavily weighted toward the fourth quarter in 2005 due to selected goggle shipments that will occur later in the second half of the year.

As previously stated, the guidance discussion excludes the impact of legal costs associated with the Oakley and shareholder class action law suits.

Investor Conference Call

Orange 21’s quarterly earnings conference call is scheduled to begin today, Thursday, August 11, 2005 at 1:30 p.m., Pacific Daylight Time.  The conference call will be broadcast live over the Internet.  Investors may listen to the live webcast at www.orangetwentyone.com.  For those who are not available for the live broadcast, the call will be archived on Orange 21’s investor website.

About Orange 21 Inc.

Orange 21 develops brands that produce premium optical products.  Orange 21’s brands include Spy Optic™, which manufactures sunglasses and goggles targeted towards the action sports and youth lifestyle market, and E Eyewear™, which manufactures the signature Dale Earnhardt, Jr. sunglass line.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements and forecasts about Orange 21 and its business, such as management’s estimates of net sales and earnings for 2005. Because forecasts are inherently estimates that cannot be made with precision, the company’s performance may at times differ from its estimates and targets.

Statements in this press release regarding financial guidance, management’s statements and statements that refer to Orange 21’s estimated and anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Orange 21’s current analysis of existing trends and information and represent Orange 21’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting Orange 21’s business, including but not limited to, adjustments made pursuant to the final audit by our outside auditors; uncertainties associated with Orange 21’s ability to maintain a sufficient supply of products and to successfully manufacture its products; the performance of new products and continued acceptance of current products; the execution of strategic initiatives and alliances; the impact of ongoing litigation; and the uncertainties associated with intellectual property protection for its products. In addition, matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates, can affect Orange 21’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Orange 21 disclaims any intent or obligation to update these forward-looking statements.

Further information on potential risk factors that could affect Orange 21’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q.  Undue reliance should not be placed on forward-looking statements.

Orange 21, Inc.

Consolidated Balance Sheets

	December 31, 2004	June 30, 2005
		(unaudited)
Assets
Current assets
Cash and cash equivalents	$11,476,828	$1,729,098
Short-term investments	—	9,874,331
Accounts receivable—net	8,244,910	7,975,984
Inventories	11,814,846	13,295,229
Prepaid expenses and other current assets	1,073,181	1,838,479
Deferred income taxes	1,074,000	1,183,000

Total current assets	33,683,765	35,896,121
Property and equipment - net	3,687,907	4,245,493

Intangible assets, net of accumulated amortization of $318,332 and $348,153 at 2004 and 2005, respectively	152,543	183,137

Total assets	$37,524,215	$40,324,751

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of notes payable	$125,000	$—
Current portion of capitalized leases	37,370	37,041
Accounts payable	2,243,955	1,853,342
Accrued expenses and other liabilities	2,433,371	2,767,369
Income taxes payable	443,619	89,060

Total current liabilities	5,283,315	4,746,812

Notes payable, less current portion	166,667	—
Capitalized leases, less current portion	31,369	12,752
Deferred income taxes	143,000	110,000

Total liabilities	5,624,351	4,869,564
Commitments and contingencies
Stockholders’ equity
Preferred stock; par value $0.0001; 5,000,000 authorized	—	—
Common stock; par value $0.0001; 100,000,000 shares authorized; 7,491,218 and 8,012,483 shares issued and outstanding at 2004 and 2005, respectively	747	799
Additional paid-in capital	31,655,426	35,836,456
Accumulated other comprehensive income (loss)	437,673	(55,475)
Accumulated deficit	(193,982)	(326,593)

Total stockholders’ equity	31,899,864	35,455,187

Total liabilities and stockholders’ equity	$37,524,215	$40,324,751

Orange 21, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2005	2004	2005

Net sales	$7,647,545	$10,415,630	$14,050,961	$18,888,183
Cost of sales	3,066,510	4,786,473	6,310,875	9,184,167

Gross Profit	4,581,035	5,629,157	7,740,086	9,704,016

Operating expenses:
Sales and marketing	2,561,719	3,050,056	4,827,084	5,918,557
General and administrative	1,188,110	1,555,128	2,172,636	2,855,069
Shipping and warehousing	192,311	297,402	354,671	589,591
Research and development	98,154	178,381	187,205	314,456

Total operating expenses	4,040,294	5,080,967	7,541,596	9,677,673

Income from operations	540,741	548,190	198,490	26,343

Other (expense) income
Interest (expense) income - net	(112,966)	86,302	(234,250)	150,413
Foreign currency translation (loss) gain	(228,381)	32,686	(145,714)	(99,588)
Other income (expense) - net	14,793	(8,570)	(175)	(12,621)
Total other (expense) income	(326,554)	110,418	(380,139)	38,204
Income (loss) before income taxes	214,187	658,608	(181,649)	64,547
Income tax provision	297,959	296,158	249,959	197,158
Net (loss) income	$(83,772)	$362,450	$(431,608)	$(132,611)
Net (loss) earnings per common share
Basic	$(0.02)	$0.05	$(0.10)	$(0.02)
Diluted	$(0.02)	$0.04	$(0.10)	$(0.02)
Weighted average common shares outstanding
Basic	4,504,674	8,012,483	4,454,241	8,012,483
Diluted	4,504,674	8,153,149	4,454,241	8,012,483

Contact:

Orange 21 Inc.

Michael Brower, CFO

760.804.8420

OR

Integrated Corporate Relations

310.395.2215

Andrew Greenebaum / agreenebaum@icrinc.com

Allyson Pooley / apooley@icrinc.com